Exhibit 99.1

Knology Reports Fourth Quarter and Full Year 2008 Results

  Net connections grew by 8,001 in the quarter and 36,227 during the year with increases in all three service offerings. Fourth quarter 2008 additions included 2,372 video connections, 945 voice connections, and 4,684 data connections. Annual additions included 6,178 video connections, 12,382 voice connections, and 17,667 data connections.
  Business connections grew to over 100,000 in 2008, ending the year at 101,066 and representing 15% of total connections.
  Revenue increased to $103.6 million for the fourth quarter 2008 and to $410.2 million for the full year, representing growth of 9.3% and 18.0%, respectively.
  EBITDA, as adjusted, increased to $35.2 million for the fourth quarter 2008 and to $136.6 million for the full year, representing growth of 18.2% and 28.4%, respectively.
  EBITDA margin reached 34.0% for the fourth quarter, up from 31.5% in the fourth quarter a year ago.
  Levered Free Cash Flow increased to $15.3 million in the fourth quarter and $45.2 million for the full year 2008, up 132% and 60%, respectively, from 2007.
  GAAP Operating Income was $9.6 million in the fourth quarter and $34.8 million for the year, reflecting growth of 105% and 114%, respectively, compared to 2007.

WEST POINT, Ga.--(BUSINESS WIRE)--February 19, 2009--Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the fourth quarter and year ended December 31, 2008. Total revenue for the fourth quarter of 2008 was $103.6 million compared to $103.2 million for the previous quarter and $94.8 million for the same period one year ago. Knology reported EBITDA, as adjusted, of $35.2 million for the fourth quarter of 2008, up from $34.6 million in the previous quarter and $29.8 million in the fourth quarter of 2007. The fourth quarter 2008 revenue and EBITDA, as adjusted, represent all time highs for the company and reflect solid organic growth, complemented with the accretive acquisition of Graceba at the beginning of 2008.

Knology reported a net loss attributable to common stockholders of $2.1 million for the fourth quarter 2008, or $(0.06) per share, compared with a net loss of $2.8 million, or $(0.08) per share, for the previous quarter and a net loss of $6.0 million, or $(0.17) per share, for the fourth quarter of 2007. For the full year 2008, Knology reported a net loss attributable to common stockholders of $12.1 million, or $(0.34) per share, compared with a net loss of $43.9 million, or $(1.25) per share, in 2007. The net loss attributable to common stockholders for 2007 included a loss of $27.4 million on the early extinguishment of debt and a gain of $8.3 million on the sale of discontinued operations. Excluding the $27.4 million loss and the $8.3 million gain, the net loss attributable to common stockholders for 2007 was $24.8 million, or $(0.71) per share.

GAAP operating income was $9.6 million in the fourth quarter of 2008 and $34.8 million for the year, representing increases of 105% and 114%, respectively, over comparable periods a year ago. Levered free cash flow, as defined as EBITDA, as adjusted, less capitalized expenditures and net cash interest, was $15.3 million for the fourth quarter and $45.2 million for the full year, representing increases of 132% and 60%, respectively, from comparable periods a year ago.

Knology ended 2008 with 676,794 connections, adding 8,001 connections during the fourth quarter and 36,227 for the full year. Fourth quarter connections compared with a year ago reflect continued growth in video, voice and data net connections, as well as growth in both residential and business connections. For the year, residential connections were up 21,138 units, or 3.8%, with residential video, voice and data connections growing 4,962, 830, and 15,346 connections, respectively. For the year, business connections were up 15,089 units, or 17.6%, with business video, voice and data connections growing 1,216, 11,552, and 2,321 connections, respectively.

Average monthly revenue per connection was $51.11 for the fourth quarter 2008 compared to $51.51 in the previous quarter and $49.17 in the fourth quarter of 2007. Average monthly revenue per connection by product for the fourth quarter was $61.52 for video, $45.07 for voice and $40.70 for data. Average monthly connection churn during the fourth quarter improved to 2.4%, compared to 2.5% for the same period one year ago and 2.8% in the previous quarter.

“2008 was a good year in a challenging economic environment,” said Rodger L. Johnson, Chairman and Chief Executive Officer of Knology, Inc. “Although we did not achieve all of the anticipated results that were established early in 2008, we were able to deliver solid growth in all of the key financial metrics of the business, including revenue, EBITDA and free cash flow. Also, the business performed very well in the fourth quarter with the addition of a substantial number of net connections in all three service offerings and experienced growth in both residential and business connections. We will stay focused on the fundamentals of our business and taking care of our customers. Although we are operating in times of uncertainty, based on recent trends in our business, we are looking forward to continued growth in 2009.”

M. Todd Holt, President of Knology, Inc. added, “The financial condition of the Company is sound. We ended the year with over $58 million in cash and are delivering healthy free cash flow on a go forward basis. We are fortunate to have a simple and efficient capital structure which we believe will facilitate growth in shareholder value when current market conditions improve.”

Fourth Quarter Key Operating Metrics

	Q4	Q4	% Change
	2008	2007*	vs. Q4 2007
Marketable Homes Passed	919,043	887,365	3.6%

Connections
Video	232,777	226,599	2.7%
Voice
On-Net	241,473	228,786	5.6%
Off-Net	5,709	6,014	(5.1)%
Total Voice	247,182	234,800	5.3%

Data
High Speed Data	195,045	176,138	10.7%
Dial-Up	1,790	3,030	(40.9)%
Total Data	196,835	179,168	9.9%

Total On-Net Connections	669,295	631,523	6.0%
Total Connections	676,794	640,567	5.7%

Residential Connections	575,728	554,590	3.8%
Business Connections	101,066	85,977	17.6%

Average Monthly Revenue
Per Connection	$51.11	$49.17
Average Monthly Connection
Churn	2.4%	2.5%

* Knology completed the conversion of the PrairieWave customer care and billing system to Knology’s enterprise management system in the fourth quarter of 2008. In the conversion process, there were 2,091 non-revenue impacting connections that were eliminated as they were counted on PrairieWave’s system inconsistently with Knology’s practices. The Q4 2007 data has been adjusted for this change to properly reflect the number of connections as of December 31, 2007.

For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

Conference Call and Replay

Knology has scheduled a conference call to discuss the results of the fourth quarter and full year 2008, which will be broadcast live over the Internet, on Thursday, February 19, 2009 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call over the Internet by visiting Knology’s Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology’s website at www.knology.com or www.earnings.com for approximately seven days. Also, two hours after the conclusion of the call, a telephonic replay will be available through midnight on Wednesday, February 26, by dialing 719-457-0820. You will need to refer to Confirmation I.D. 3878694.

About Knology

Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast and in the South Dakota region. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include iPlex, which delivers Ethernet connections to an IP-PBX using Session Initiated Protocol (SIP) technology, Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

Information about Forward-Looking Statements

This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2007, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Investors are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements, except as required by law.

Definitions of Non-GAAP Financial and Operating Measures

We provide financial measures generated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

In this release, we use the Non-GAAP financial measures EBITDA, as adjusted, and EBITDA margin. EBITDA, as adjusted, is calculated as net loss before interest; taxes; depreciation and amortization; non-cash stock option compensation; restructuring expense; capital markets activity; adjustment of interest rate derivative instrument; adjustment of warrants to market; loss on early extinguishment of debt; gain on disposal of discontinued operations; and other expenses. A reconciliation of EBITDA, as adjusted, to net loss for the three month and annual periods ended December 31, 2007 and 2008 is attached to this press release. EBITDA margin is calculated as EBITDA, as adjusted, divided by total revenue for the relevant period. EBITDA, as adjusted, is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States. EBITDA, as adjusted, eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of the Company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating our revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted, is that it does not reflect income net of interest expense, which is a significant expense because of the substantial debt we have incurred.

In this release, we also use the Non-GAAP financial measure Free Cash Flow. Free Cash Flow is calculated as EBITDA, as adjusted, less capitalized tangible and intangible expenditures and cash interest paid net of cash interest received. A reconciliation of Free Cash Flow to net loss for the three month and annual periods ended December 31, 2007 and 2008 is attached to this press release. The use of Free Cash Flow is important because it allows management, as well as investors and analysts, to assess our ability to make additional investments and meet our debt obligations.

The other operating metrics used in this release include the following:

  Marketable Homes Passed – We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. “Marketable homes passed” are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.
  Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.
  On-net/Off-net connections – All of our video connections are provided over our networks. Our voice and data connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to voice or data connections provided over lines leased from third parties.
  Average Monthly Revenue Per Connection – The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.
  Average Monthly Connection Churn – The Average Monthly Connection Churn is the total number of deactivated connections for a month divided by the average number of connections for that month, expressed as a percentage.

Knology, Inc. Consolidated Statements of Operations Unaudited (In Thousands, Except Share and Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating Revenues:
Video	$42,977	$39,151	$171,439	$146,457
Voice	33,135	33,024	137,411	117,316
Data	24,103	21,174	93,459	78,986
Other	3,341	1,403	7,921	4,893
Total Revenue	103,556	94,752	410,230	347,652

Direct costs	30,712	27,274	123,663	104,060
Selling, general and administrative
expenses	39,264	39,004	156,364	141,308
Depreciation and amortization	23,947	23,778	95,375	85,776
Capital markets activity	0	(15)	0	219
Operating income (loss)	9,633	4,711	34,828	16,289

Interest income	174	336	746	784
Interest expense	(11,890)	(11,057)	(47,332)	(41,406)
Loss on early extinguishment of debt	0	0	0	(27,375)
Loss on interest rate derivative instrument	0	0	0	(758)
Loss on adjustment of warrants to market	0	75	0	(262)
Other income (expense), net	4	(61)	(367)	(53)
Loss from continuing operations	(2,079)	(5,996)	(12,125)	(52,781)
Income from discontinued operations (includes gain on disposal of $8,251)	0	0	0	8,863
Net loss	$(2,079)	$(5,996)	$(12,125)	$(43,918)
Preferred stock dividend	0	0	0	0
Net loss attributable to common stockholders	$(2,079)	$(5,996)	$(12,125)	$(43,918)

Loss from continuing operations per share attributable to common stockholders	$(0.06)	$(0.17)	$(0.34)	$(1.51)

Income from discontinued operations per share attributable to common stockholders	$0.00	$0.00	$0.00	$0.25

Basic and diluted net loss per share attributable to common stockholders	$(0.06)	$(0.17)	$(0.34)	$(1.25)

Weighted average shares outstanding	35,663,297	35,268,361	35,520,016	35,064,110

Knology, Inc. Condensed Consolidated Balance Sheets Unaudited (In Thousands)

ASSETS	12/31/2008	12/31/2007

Current assets:
Cash and cash equivalents	$57,362	$46,448
Restricted cash	680	1,459
Accounts receivable customers, net	32,641	30,154
Prepaid expenses and other	2,177	2,198
Total current assets	92,860	80,259

Property, plant & equipment, net	379,710	403,476
Investments	2,536	2,536
Debt issuance costs, net	8,461	11,092
Goodwill, intangible assets and other	159,851	104,074

Total assets	$643,418	$601,437

LIABILITIES AND STOCKHOLDERS’
EQUITY

Current liabilities:
Current portion of long term debt	$7,615	$6,162
Accounts payable	24,876	26,834
Accrued liabilities	20,405	25,865
Unearned revenue	14,289	14,588
Total current liabilities	67,185	73,449

Long term debt, net of current portion	604,068	549,156
Interest rate hedge instrument	28,622	13,782
Total liabilities	699,875	636,387

Common stock	357	353
Additional paid in capital	594,843	589,389
Accumulated other comprehensive income	(28,622)	(13,782)
Accumulated deficit	(623,035)	(610,910)
Total stockholders’ deficit	(56,457)	(34,950)
Total liabilities and stockholders’ equity	$643,418	$601,437

Reconciliation of EBITDA, As Adjusted and Free Cash Flow to Net Loss Unaudited (In Thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Net loss	$(2,079)	$(5,996)	$(12,125)	$(43,918)

Depreciation and amortization	23,947	23,778	95,375	85,776
Non-cash stock-based compensation	1,446	1,208	4,640	2,799
Restructuring expense	222	135	1,709	654
Capital markets activity	0	(15)	0	219
Interest expense, net	11,716	10,721	46,586	40,622
Adjustment of interest rate derivative instrument	0	0	0	758
Adjustment of warrants to market	0	(75)	0	262
Loss on early extinguishment of debt	0	0	0	27,375
Gain on disposal of discontinued operations	0	0	0	(8,251)
Other expense (income)	(4)	61	367	53
EBITDA, as adjusted	$35,248	$29,817	$136,552	$106,349
Cash interest paid, net	(10,917)	(10,555)	(43,909)	(31,894)
Capitalized expenditures	(8,988)	(12,640)	(47,453)	(46,169)
Free cash flow	$15,343	$6,622	$45,190	$28,286

CONTACT:
Knology, Inc.
M. Todd Holt, President, 706-645-8752
todd.holt@knology.com